Exhibit 99.1

John Deere Owner Trust 2004

Statement to Certificateholders

$205,000,000	Class A-1 1.14% Asset Backed Notes due May 13, 2005
$186,000,000	Class A-2 1.68% Asset Backed Notes due November 15, 2006
$185,000,000	Class A-3 2.32% Asset Backed Notes due December 17, 2007
$158,280,000	Class A-4 3.02% Asset Backed Notes due March 15, 2011
$18,930,000	Class B 2.90% Asset Backed Notes due March 15, 2011
$3,778,476	Asset Backed Certificates

Payment Date:	15-Mar-05

(1) Amount of principal being paid or distributed:

(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(b) A-2 Notes:	$22,891,767.81
per $1,000 original principal amount:	$123.07

(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(e) B Notes:	$812,933.63
per $1,000 original principal amount:	$42.94

(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(g) Total:	$23,704,701.44

(2) Amount of interest being paid or distributed:

(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(b) A-2 Notes:	$257,398.47
per $1,000 original principal amount:	$1.38

(c) A-3 Notes:	$357,666.67
per $1,000 original principal amount:	$1.93

(d) A-4 Notes:	$398,338.00
per $1,000 original principal amount:	$2.52

(e) B Notes:	$45,563.50
per $1,000 original principal amount:	$2.41

(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(g) Total:	$1,058,966.64

(3) After giving effect to distributions on this Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000

(b) (i) outstanding principal amount of A-2 Notes:	$160,964,282.24
(ii) A-2 Note Pool Factor:	0.8653994

(c) (i) outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

(d) (i) outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) outstanding principal amount of B Notes:	$18,040,930.30
(ii) B Note Pool Factor:	0.9530338

(f) (i) Certificate Balance	$3,778,476.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at end of related Collection Period:	$526,063,688.55

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$520,508,096.29

(6) Pool Face Amount at the end of the related Collection Period:	$569,417,910.72

(7) Amount of Servicing Fee:	$452,945.51
per $1,000 original principal amount:	$0.60
Amount of Servicing Fee earned:	$452,945.51
Amount of Servicing Fee paid:	$452,945.51
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,247,299.00
Specified Reserve Account Balance:	$13,247,299.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$1,032,336.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.20%

(13) Face Amount of Receivables 60 days or more past due:	$9,001,658.00

(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.58%

(15) Aggregate amount of realized losses for the collection period	$43,917.09

(16) Aggregate amount of realized losses since 21-Apr-04	$117,493.77